Exhibit 21
SUBSIDIARIES OF ALLEGHANY

Alleghany Capital Corporation (Delaware)
Alleghany Consulting, Inc. (Delaware)
Alleghany Properties Holdings LLC (Delaware)
Alleghany Properties LLC (Delaware)
Bibb Steel and Supply Company (Delaware)
MSL Property Holdings, Inc. (Delaware)
MSL Capital Recovery Corp. (Delaware)
J & E Corporation (Tennessee)
Alleghany Insurance Holdings LLC (Delaware)
Alleghany Capital Partners LLC
AIHL Re LLC (Vermont)
Capitol Transamerica Corporation (Wisconsin)
Capitol Facilities Corporation (Wisconsin)
Capitol Indemnity Corporation (Wisconsin)
Capitol Specialty Insurance Corporation (Wisconsin)
Darwin Professional Underwriters, Inc. (Delaware—55%)
Darwin Group, Inc. (Delaware)
Darwin National Assurance Company (Delaware)
Darwin Select Insurance Company (Arkansas)
Midway Insurance Company of Illinois (Illinois)
Evolution Underwriting, Inc. (Delaware)
Employers Direct Corporation (Delaware—98.5%)
Employers Direct Insurance Company (California)
Platte River Insurance Company (Nebraska)
RSUI Group, Inc. (Delaware)
Resurgens Specialty Underwriting, Inc. (Georgia)
RSA Surplus Lines Insurance Services, Inc. (Delaware)
RSUI Indemnity Company (New Hampshire)
Covington Specialty Insurance Company (New Hampshire)
Landmark American Insurance Company (Oklahoma)